UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) November 11, 2022
AXALTA COATING SYSTEMS LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36733	98-1073028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Applied Bank Blvd, Suite 300, Glen Mills, Pennsylvania 19342
(Address of principal executive offices)    (Zip Code)

(855) 547-1461
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Common Shares, $1.00 par value	AXTA	New York Stock Exchange
(Title of class)	(Trading symbol)	(Exchange on which registered)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Chris Villavarayn as Chief Executive Officer, President and Director; Rakesh Sachdev to Step Down as Interim Chief Executive Officer and President
On November 11, 2022, the Board of Directors (the “Board”) of Axalta Coating Systems Ltd. (the “Company”), upon the recommendation of the CEO Search Committee of the Board, appointed Chris Villavarayan as the Company’s Chief Executive Officer and President, effective as of January 1, 2023 (the “Appointment Time”) and to hold such office until a successor is duly appointed and qualified or until death, resignation or removal. Mr. Villavarayan, age 52, succeeds Rakesh Sachdev, who notified the Company on November 11, 2022 that he is stepping down as Interim Chief Executive Officer and President, effective as of immediately prior to the Appointment Time. Mr. Sachdev will continue to serve on the Board as described in greater detail below in Item 7.01 of this Current Report on Form 8-K.
In addition, on November 11, 2022, the Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), effective as of the Appointment Time, (1) increased the size of the Board from eight to nine members, and (2) appointed Mr. Villavarayan as a director to serve until the Company’s 2023 Annual General Meeting of Members or until his successor is elected or appointed or his office is otherwise vacated.
There are no transactions involving Mr. Villavarayan that would require disclosure pursuant to Item 404(a) of Regulation S-K
Mr. Villavarayan joins the Company from Meritor, Inc., a global supplier of a broad range of integrated systems, modules and components to original equipment manufacturers and the aftermarket for the commercial vehicle, transportation and industrial sectors, where he held a number of positions of increasing responsibility over the course of 22 years, most recently serving, from 2021 until October 2022, as CEO and President. Prior to this role, he served, from 2020-2021, as Executive Vice President and Chief Operating Officer, overseeing Meritor’s global operations for both its business units, Global Truck and Aftermarket & Industrial, and serving, from 2018-2021, as board lead with executive oversight of Meritor’s four largest joint ventures. From 2018-2020, Mr. Villavarayan served as Senior Vice President and President – Global Truck, with responsibility for leading P&L across Meritor’s global truck business, and from 2014-2018 as President – Americas, managing multiple businesses across portfolios as leader of Meritor’s North and South America businesses. Meritor was acquired by Cummins Inc. in August 2022.
On November 15, 2022, the Company and Mr. Villavarayan entered into a letter agreement to memorialize the terms of his appointment as the Company’s Chief Executive Officer and President (the “CEO Letter Agreement”). Pursuant to the CEO Letter Agreement, Mr. Villavarayan will receive an annual base salary of $1,000,000 and he will become eligible in 2023 to participate in the Company’s annual incentive program with an annual incentive target of 125% of his annual base salary. Beginning in 2023, Mr. Villavarayan will also be eligible to receive equity awards under the Company’s annual long-term incentive programs, with his 2023 awards having an aggregate target grant date fair value of $5,650,000. Additionally, Mr. Villavarayan is entitled to reasonable temporary housing expenses, reasonable travel expenses to and from his existing residence, and reasonable and customary relocation expenses, including any closing costs on the purchase of a new residence in the Philadelphia, Pennsylvania area.
Mr. Villavarayan and the Company have also entered into an Executive Restrictive Covenant and Severance Agreement (the “Severance Agreement”). Under the Severance Agreement, Mr. Villavarayan is prohibited from competing with the Company or soliciting its customers or employees for a period of 24 months following termination of his employment. Upon a termination of Mr. Villavarayan’s employment by the Company without cause, or by Mr. Villavarayan for good reason, occurring before (or more than two years after) a change in control, he will receive, subject to signing and not revoking a general release of claims and his compliance with the restrictive covenants, (1) severance payments equal to the greater of (a) two times the sum of his annual base salary and average bonus for the prior two years or (b) two times the sum of his annual base salary and target annual bonus; (2) to the extent unpaid as of the termination date, an amount equal to any bonus earned for the year prior to the year of termination and paid at the same time annual bonuses are generally paid to the Company’s executives; and (3) a lump sum payment equal to the COBRA premium required to continue group medical, dental and vision coverage for a period of 24 months after the termination date. If Mr. Villavarayan’s employment is terminated by him for good reason or by the Company without cause within the two-year period following a change in control, he will receive, subject to signing and not revoking a general release of claims and his compliance with the restrictive covenants, in lieu of the amounts described above, (1) a lump sum severance payment equal to three times the sum of his annual base salary and target annual bonus; (2) to the extent unpaid as of the termination date, an amount equal to any bonus earned for the year prior to the year of termination and paid at the same time annual bonuses are generally paid to the Company’s executives; (3) a lump sum payment equal to the COBRA premium required to continue group medical, dental and vision coverage for a period of 36 months after the termination date; and (4) accelerated vesting of all unvested equity or equity-based awards, provided that, unless a more favorable provision more is included in an applicable award agreement, with respect to any such awards that are subject to performance-based vesting conditions, the number of common shares that will vest under such awards will be calculated in accordance with the terms of the applicable award agreement.

In addition, Mr. Villavarayan and the Company will enter into the Company’s standard form of Indemnification and Advancement Agreement, which was filed with the SEC on July 26, 2018 as Exhibit 10.67 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 (File No. 001-36733).
The foregoing descriptions of the CEO Letter Agreement and the Severance Agreement do not purport to be complete and are qualified in their entirety by reference to the full terms and conditions of the CEO Letter Agreement and the Severance Agreement, which are filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, which are incorporated in this Item 5.02 by reference.
Item 7.01. Regulation FD Disclosure.
In connection with the appointment of Mr. Villavarayan as the Company’s Chief Executive Officer and President, effective as of the Appointment Time, upon the recommendation of the Nominating Committee, the Board has appointed Mr. Sachdev to serve as Chair of the Board, succeeding William M. Cook, who will continue to serve as a director.
On November 16, 2022, the Company issued a press release announcing the appointment of Mr. Villavarayan as the Company’s Chief Executive Officer and President as well as the Chair transition. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.
    (d) Exhibits

Exhibit No.	Description

10.1	Letter Agreement, dated as of November 15, 2022, between Axalta Coating Systems Ltd. and Chrishan Villavarayan
10.2	Executive Restrictive Covenant and Severance Agreement, dated as of November 15, 2022, among Axalta Coating Systems Ltd., Axalta Coating Systems, LLC and Chrishan Villavarayan
99.1	Press Release dated November 16, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXALTA COATING SYSTEMS LTD.

Date:	November 16, 2022	By:	/s/ Sean M. Lannon
Sean M. Lannon
Senior Vice President and Chief Financial Officer